UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  April 29, 2004

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360 Grand Prairie, Texas 75050
(Address of principal executive offices)

(972) 522-2000
(Issuer’s telephone number)

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

99.1                           Registrant’s April 29, 2004 press release announcing the expected results of operations for the three months ended on March 31, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION FOR A COMPLETED QUARTER

                Precis, Inc. (the "Company") announced its results of operations for the completed fiscal quarter ended March 31, 2004.  Details of the announcement are contained in the press release of the Company dated April 29, 2004, and included in this Current Report on Form 8-K as Exhibit 99.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.,
a Oklahoma corporation

Date: April 30, 2004	/s/ Judith H. Henkels
Judith H. Henkels
Chairman of the Board of Directors;
President and Chief Executive Officer